ENERGY TRANSFER EQUITY
REPORTS THIRD QUARTER RESULTS

Dallas - November 4, 2015 - Energy Transfer Equity, L.P. (NYSE:ETE) (“ETE” or the “Partnership”) today reported financial results for the quarter ended September 30, 2015.
Distributable Cash Flow, as adjusted, for the three months ended September 30, 2015 was $325 million compared to $234 million for the three months ended September 30, 2014, an increase of $91 million. Distributable Cash Flow, as adjusted, per unit was $0.31 for the three months ended September 30, 2015, an increase of 41% compared to the three months ended September 30, 2014. Distributable Cash Flow, as adjusted, for the three months ended September 30, 2015 would have been $352 million, or $0.33 per unit, if the SUN GP/IDR Exchange (as defined below) had not taken place. ETE’s net income attributable to partners was $293 million for the three months ended September 30, 2015 compared to $188 million for the three months ended September 30, 2014, an increase of $105 million.
Distributable Cash Flow, as adjusted, for the nine months ended September 30, 2015 was $981 million compared to $652 million for the nine months ended September 30, 2014, an increase of $329 million. Distributable Cash Flow, as adjusted, per unit was $0.91 for the nine months ended September 30, 2015, an increase of 54% compared to the nine months ended September 30, 2014. ETE’s net income attributable to partners was $875 million for the nine months ended September 30, 2015 compared to $520 million for the nine months ended September 30, 2014, an increase of $355 million.
The Partnership’s recent key accomplishments and other developments include the following:

•
In September 2015, ETE and the Williams Companies, Inc. (“WMB”) announced a business combination transaction valued at $37.7 billion, including the assumption of debt and other liabilities. The combination will create the third largest energy franchise in North America and one of the five largest global energy companies. The transaction is expected to close in the first half of 2016.

•
In October 2015, ETE entered into an Amended and Restated Commitment Letter with a syndicate of 20 banks for a senior secured credit facility in an aggregate principal amount of $6.05 billion in order to fund the cash portion of the WMB Merger. Under the terms of the facility, the banks have committed to provide a 364-day secured loan that can be extended at ETE’s option for an additional year. The interest rate on the facility is capped at 5.5%.

•
During the third quarter 2015, Lake Charles LNG Export Company, LLC (“Lake Charles LNG”), an entity owned 60% by ETE and 40% by Energy Transfer Partners, L.P. (“ETP”), received the Federal Energy Regulatory Commission (“FERC”) Final Environmental Impact Study for the liquefaction project. This issuance starts the 90-day period in which other federal agencies are required to complete their review of the liquefaction project and issue any agency authorizations. That decision deadline is November 12, 2015. The FERC authorization for the liquefaction project is expected to be issued during this 90-day period. With the expected emphasis on capital discipline and overall cost, ETE continues to believe that Lake Charles LNG is one of the most attractive pre-final investment decision (“FID”) projects for both Royal Dutch Shell plc and BG Group plc and that as a result, the project remains on track to receive FID in 2016, with construction to start immediately thereafter and first LNG exports anticipated in late-2020.

•
Effective July 1, 2015, ETE exchanged 21.0 million of the ETP common units that it held at that time for 100% of the general partner interest and incentive distribution rights of Sunoco LP (the “SUN GP/IDR Exchange”).

•
In October 2015, ETE’s Board of Directors approved a $0.02 increase in its quarterly distribution to $0.285 per ETE common unit for the third quarter ended September 30, 2015, an increase of 37% compared to the third quarter of 2014 and an increase of 8% compared to the second quarter of 2015. For the quarter ended September 30, 2015, ETE’s distribution coverage ratio is 1.09x, which was lower than the second quarter due to the cash flow impact from the SUN GP/IDR Exchange.

•	During 2015, ETE has repurchased approximately $1.06 billion of ETE common units under its current $2.00 billion buyback program.

•	As of September 30, 2015, ETE’s $1.5 billion revolving credit facility had $930 million of outstanding borrowings and its leverage ratio, as defined by the credit agreement, was 3.27x.
The Partnership has scheduled a conference call for 8:00 a.m. Central Time, Thursday, November 5, 2015 to discuss its third quarter 2015 results. The conference call will be broadcast live via an internet web cast, which can be accessed through www.energytransfer.com and will also be available for replay on the Partnership’s web site for a limited time.
The Partnership’s principal sources of cash flow are derived from distributions related to its direct and indirect investments in the limited and general partner interests in ETP, including 100% of ETP’s incentive distribution rights, ETP Common Units, ETP Class I Units, and, through ETP Class H Units, which track 90% of the underlying economics of the general partner interest and IDRs of Sunoco Logistics Partners L.P (“Sunoco Logistics”), distributions related to its investments in the general partner interests in Sunoco Logistics, limited and general partner interest in Sunoco LP, as well as the Partnership’s ownership of Lake Charles LNG. Prior to ETP’s acquisition of Regency Energy Partners LP (“Regency”), the Partnership’s sources of cash flow were also derived from its direct and indirect investments in the limited and general partner of Regency. The Partnership’s primary cash requirements are for general and administrative expenses, debt service requirements and distributions to its partners.
Energy Transfer Equity, L.P. (NYSE: ETE) is a master limited partnership which owns the general partner and 100% of the incentive distribution rights (IDRs) of Energy Transfer Partners, L.P. (NYSE: ETP) and Sunoco LP (NYSE: SUN), approximately 2.6 million ETP common units, approximately 81.0 million ETP Class H Units, which track 90% of the underlying economics of the general partner interest and IDRs of Sunoco Logistics Partners L.P. (NYSE: SXL) and 100 ETP Class I Units. On a consolidated basis, ETE’s family of companies owns and operates approximately 71,000 miles of natural gas, natural gas liquids, refined products, and crude oil pipelines. For more information, visit the Energy Transfer Equity, L.P. website at  www.energytransfer.com.
Energy Transfer Partners, L.P. (NYSE: ETP) is a master limited partnership owning and operating one of the largest and most diversified portfolios of energy assets in the United States. ETP’s subsidiaries include Panhandle Eastern Pipe Line Company, LP (the successor of Southern Union Company) and Lone Star NGL LLC, which owns and operates natural gas liquids storage, fractionation and transportation assets. In total, ETP currently owns and operates approximately 62,500 miles of natural gas and natural gas liquids pipelines. ETP also owns the general partner, 100% of the incentive distribution rights, and approximately 67.1 million common units of Sunoco Logistics Partners L.P. (NYSE: SXL), which operates a geographically diverse portfolio of crude oil and refined products pipelines, terminalling and crude oil acquisition and marketing assets. Additionally, ETP owns fuel distribution and retail marketing assets and approximately 50.8% of the limited partner interests in Sunoco LP (formerly Susser Petroleum Partners LP) (NYSE: SUN), a wholesale fuel distributor and convenience store operator. ETP’s general partner is owned by Energy Transfer Equity, L.P. (NYSE: ETE). For more information, visit the Energy Transfer Partners, L.P. website at www.energytransfer.com.
Sunoco Logistics Partners L.P. (NYSE: SXL) is a master limited partnership that owns and operates a logistics business consisting of a geographically diverse portfolio of complementary crude oil, refined products, and natural gas liquids pipeline, terminalling and acquisition and marketing assets which are used to facilitate the purchase and sale of crude oil, refined products, and natural gas liquids. SXL’s general partner is a consolidated subsidiary of Energy Transfer Partners, L.P. (NYSE: ETP). For more information, visit the Sunoco Logistics Partners, L.P. website at www.sunocologistics.com.
Sunoco LP (NYSE: SUN) is a master limited partnership that operates more than 850 convenience stores and retail fuel sites and distributes motor fuel to c-stores, independent dealers, commercial customers and distributors located in 30 states at approximately 6,800 sites, both directly and through our 31.6 percent interest in Sunoco, LLC, owned in partnership with Energy Transfer Partners (NYSE: ETP). Our parent -- Energy Transfer Equity (NYSE: ETE) -- owns SUN's general partner and incentive distribution rights. ETP owns a 50.8% limited partner interest. For more information, visit the Sunoco LP website at www.sunocolp.com.

Forward-Looking Statements
This press release may include certain statements concerning expectations for the future that are forward-looking statements as defined by federal law. Such forward-looking statements are subject to a variety of known and unknown risks, uncertainties, and other factors that are difficult to predict and many of which are beyond management’s control. An extensive list of factors that can affect future results are discussed in the Partnership’s Annual Reports on Form 10-K and other documents filed from time to time with the Securities and Exchange Commission. The Partnership undertakes no obligation to update or revise any forward-looking statement to reflect new information or events.
The information contained in this press release is available on our web site at www.energytransfer.com.

Contacts
Investor Relations:		Media Relations:
Energy Transfer	Energy Transfer	Vicki Granado
Brent Ratliff	Lyndsay Hannah	Granado Communications Group
214-981-0700 (office)	214-840-5477 (office)	214-599-8785 (office)
214-498-9272 (cell)

ENERGY TRANSFER EQUITY, L.P. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In millions)
(unaudited)

	September 30, 2015	December 31, 2014
ASSETS

CURRENT ASSETS	$6,072	$6,153

PROPERTY, PLANT AND EQUIPMENT, net	46,305	40,292

ADVANCES TO AND INVESTMENTS IN UNCONSOLIDATED AFFILIATES	3,637	3,659
NON-CURRENT DERIVATIVE ASSETS	15	10
GOODWILL	7,655	7,865
INTANGIBLE ASSETS, net	5,522	5,582
OTHER NON-CURRENT ASSETS, net	962	908
Total assets	$70,168	$64,469

LIABILITIES AND EQUITY

CURRENT LIABILITIES	$5,049	$6,782

LONG-TERM DEBT, less current maturities	36,332	29,653
DEFERRED INCOME TAXES	4,256	4,325
NON-CURRENT DERIVATIVE LIABILITIES	189	154
OTHER NON-CURRENT LIABILITIES	1,246	1,193

COMMITMENTS AND CONTINGENCIES

PREFERRED UNITS OF SUBSIDIARY	33	33
REDEEMABLE NONCONTROLLING INTEREST	15	15

EQUITY:
Total partners’ capital	(906)	664
Noncontrolling interest	23,954	21,650
Total equity	23,048	22,314
Total liabilities and equity	$70,168	$64,469

ENERGY TRANSFER EQUITY, L.P. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In millions, except per unit data)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
REVENUES	$10,616	$14,987	$32,590	$42,210
COSTS AND EXPENSES:
Cost of products sold	8,581	13,015	26,406	36,808
Operating expenses	706	557	1,997	1,409
Depreciation, depletion and amortization	524	425	1,531	1,248
Selling, general and administrative	155	168	493	440
Total costs and expenses	9,966	14,165	30,427	39,905
OPERATING INCOME	650	822	2,163	2,305
OTHER INCOME (EXPENSE):
Interest expense, net of interest capitalized	(442)	(356)	(1,221)	(1,015)
Equity in earnings of unconsolidated affiliates	110	84	284	265
Gains (losses) on extinguishments of debt	(10)	2	(43)	2
Losses on interest rate derivatives	(64)	(25)	(14)	(73)
Gain on sale of AmeriGas common units	—	14	—	177
Other, net	31	(15)	55	(38)
INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAX EXPENSE	275	526	1,224	1,623
Income tax expense (benefit) from continuing operations	37	56	(7)	271
INCOME FROM CONTINUING OPERATIONS	238	470	1,231	1,352
Income from discontinued operations	—	—	—	66
NET INCOME	238	470	1,231	1,418
Less: Net income (loss) attributable to noncontrolling interest	(55)	282	356	898
NET INCOME ATTRIBUTABLE TO PARTNERS	293	188	875	520
General Partner’s interest in net income	1	—	2	1
Class D Unitholder’s interest in net income	1	—	2	1
Limited Partners’ interest in net income	$291	$188	$871	$518
INCOME FROM CONTINUING OPERATIONS PER LIMITED PARTNER UNIT:
Basic	$0.28	$0.17	$0.81	$0.47
Diluted	$0.28	$0.17	$0.81	$0.47
NET INCOME PER LIMITED PARTNER UNIT:
Basic	$0.28	$0.17	$0.81	$0.47
Diluted	$0.28	$0.17	$0.81	$0.47
WEIGHTED AVERAGE NUMBER OF UNITS OUTSTANDING:
Basic	1,052.5	1,077.5	1,068.9	1,093.2
Diluted	1,054.1	1,079.7	1,070.5	1,095.3

ENERGY TRANSFER EQUITY, L.P.
DISTRIBUTABLE CASH FLOW (1)
(Dollars and units in millions, except per unit amounts)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
Cash distributions from ETP associated with:
Limited partner interest	$3	$30	$51	$88
Class H Units	68	56	186	159
General partner interest	8	6	23	16
Incentive distribution rights	320	200	937	546
IDR relinquishments, net of distributions on Class I Units (2)	(28)	(67)	(83)	(182)
Total cash distributions from ETP	371	225	1,114	627
Total cash distributions from Regency (prior to merger with ETP) (3)	—	38	—	95
Cash distributions from Sunoco LP (4)	8	—	8	—
Total cash distributions from investments in subsidiaries	379	263	1,122	722

Distributable cash flow attributable to Lake Charles LNG:
Revenues	54	55	162	162
Operating expenses	(4)	(5)	(12)	(13)
Selling, general and administrative expenses	(1)	1	(3)	(3)
Distributable cash flow attributable to Lake Charles LNG	49	51	147	146

Deduct expenses of the Parent Company on a stand-alone basis:
Selling, general and administrative expenses, excluding non-cash compensation expense	(2)	(3)	(9)	(10)
Management fee to ETP (on a cash basis) (5)	(24)	(24)	(72)	(71)
Interest expense, net of amortization of financing costs, interest income, and realized gains and losses on interest rate swaps	(78)	(55)	(206)	(141)
Distributable Cash Flow	324	232	982	646
Transaction-related expenses	1	2	5	6
Bakken Pipeline Transaction — pro forma interest expense (6)	—	—	(6)	—
Distributable Cash Flow, as adjusted	$325	$234	$981	$652

Distributable Cash Flow, as adjusted, per Unit	$0.31	$0.22	$0.91	$0.59

Cash distributions to be paid to the partners of ETE:
Distributions to be paid to limited partners	$296	$224	$841	$624
Distributions to be paid to general partner	1	1	2	2
Distributions to be paid to Class D unitholder	1	1	2	2
Total cash distributions to be paid to the partners of ETE	$298	$226	$845	$628

Common units outstanding — end of period	1,044.8	1,077.6	1,044.8	1,077.6

Distribution coverage ratio (7)	1.09x	1.04x	1.16x	1.04x
_________________

(1)
This press release and accompanying schedules include the non-generally accepted accounting principle (“non-GAAP”) financial measures of Distributable Cash Flow, Distributable Cash Flow, as adjusted, and Distributable Cash Flow, as adjusted, per Unit. See supplemental information below for a reconciliation of these non-GAAP financial measures to the most directly comparable financial measure calculated and presented in accordance with GAAP. The Partnership’s non-GAAP financial measures should not be considered as alternatives to GAAP financial measures such as net income, cash flow from operating activities or any other GAAP measure of liquidity or financial performance.

(2)	The Class I Units provide distributions to ETE for the purpose of offsetting a portion of the IDR subsidies previously provided to ETP.

(3)
ETP’s acquisition of Regency closed on April 30, 2015; therefore, no distributions in relation to the quarter ended March 31, 2015 were paid by Regency. Instead, distributions from ETP include distributions on the limited partner interests received by ETE as consideration in ETP’s acquisition of Regency.

(4)	Effective July 1, 2015, ETE acquired 100% of the membership interests of Sunoco GP LLC, the general partner of Sunoco LP, and all of the IDRs of Sunoco LP from ETP.

(5)
In exchange for management services, ETE has agreed to pay to ETP fees totaling $95 million, $95 million and $5 million for the years ending December 31, 2014, 2015 and 2016, respectively. For GAAP purposes, ETE has capitalized fees totaling $3 million for the three months ended September 30, 2015 and 2014 and $10 million for the nine months ended September 30, 2015 and 2014.

(6)	Pro forma interest expense adjustment for $879 million cash payment to ETP related to the Bakken Pipeline Transaction to adjust for the effective date of the transaction of January 1, 2015.

(7)
Distribution coverage ratio for a period is calculated as Distributable Cash Flow, as adjusted, divided by total cash distributions expected to be paid to the partners of ETE in respect of such period.

SUPPLEMENTAL INFORMATION
RECONCILIATION OF DISTRIBUTABLE CASH FLOW
(In millions, except per unit amounts)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
Net income attributable to partners	$293	$188	$875	$520
Equity in earnings related to investments in ETP, Regency and Sunoco LP	(365)	(229)	(1,056)	(639)
Total cash distributions from investments in subsidiaries	379	263	1,122	722
Amortization included in interest expense (excluding ETP, Regency and Sunoco LP)	3	2	7	6
Other non-cash (excluding ETP, Regency and Sunoco LP)	14	8	34	37
Distributable Cash Flow	324	232	982	646
Transaction-related expenses	1	2	5	6
Bakken Pipeline Transaction — pro forma interest expense	—	—	(6)	—
Distributable Cash Flow, as adjusted	$325	$234	$981	$652

Weighted average units outstanding (common, Class D and General Partner on a post-split basis)	1,057.4	1,083.3	1,074.1	1,099.1

Distributable Cash Flow, as adjusted, per Unit	$0.31	$0.22	$0.91	$0.59

Distributable Cash Flow, as adjusted	$325
Impact of SUN GP/IDR Exchange (1)	27
Distributable Cash Flow, as adjusted, excluding impact of SUN GP/IDR Exchange	$352

Distributable Cash Flow, as adjusted, excluding impact of SUN GP/IDR Exchange, per unit	$0.33

(1)
Based on pro forma distributions of $22 million on 21.0 million ETP common units redeemed in the SUN GP/IDR Exchange, plus the related general partner and IDR impacts of $13 million, minus actual distributions received on the SUN general partner and IDR interest of $8 million.

Distributable Cash Flow and Distributable Cash Flow, as adjusted. The Partnership defines Distributable Cash Flow and Distributable Cash Flow, as adjusted, for a period as cash distributions expected to be received in respect of such period in connection with the Partnership’s investments in limited and general partner interests, net of the Partnership’s cash expenditures for general and administrative costs and interest expense. The Partnership’s definitions of Distributable Cash Flow and Distributable Cash Flow, as adjusted, also include distributable cash flow from Lake Charles LNG to the Partnership. For Distributable Cash Flow, as adjusted, certain transaction-related expenses that are included in net income are excluded.
Distributable Cash Flow is a significant liquidity measure used by the Partnership’s senior management to compare net cash flows generated by the Partnership to the distributions the Partnership expects to pay its unitholders. Due to cash expenses incurred from time to time in connection with the Partnership’s merger and acquisition activities and other transactions, Distributable Cash Flow, as adjusted, is also a significant liquidity measure used by the Partnership’s senior management to compare net cash flows generated by the Partnership to the distributions the Partnership expects to pay its unitholders. Using these measures, the Partnership’s management can compute the coverage ratio of estimated cash flows for a period to planned cash distributions for such period.
Distributable Cash Flow and Distributable Cash Flow, as adjusted, are also important non-GAAP financial measures for our limited partners since these indicate to investors whether the Partnership’s investments are generating cash flows at a level that can sustain or support an increase in quarterly cash distribution levels. Financial measures such as Distributable Cash Flow and Distributable Cash Flow, as adjusted, are quantitative standards used by the investment community with respect to publicly traded partnerships because the value of a partnership unit is in part measured by its yield (which in turn is based on the amount of cash distributions a partnership can pay to a unitholder). The GAAP measure most directly comparable to Distributable Cash Flow, and Distributable Cash Flow, as adjusted, is net income for ETE on a stand-alone basis (the “Parent Company”).
Distributable Cash Flow, as adjusted, per Unit. The Partnership defines Distributable Cash Flow, as adjusted, per Unit for a period as the quotient of Distributable Cash Flow, as adjusted, divided by the weighted average number of units outstanding. For purposes of this calculation, the number of units outstanding represents the Partnership’s basic average common units outstanding plus Class D units outstanding and the general partner common unit equivalent.
Similar to Distributable Cash Flow, as adjusted, as described above, Distributable Cash Flow, as adjusted, per Unit is a significant liquidity measure used by the Partnership’s senior management to compare net cash flows generated by the Partnership to the distributions the Partnership expects to pay to its unitholders.

SUPPLEMENTAL INFORMATION
FINANCIAL STATEMENTS FOR PARENT COMPANY

Following are condensed balance sheets and statements of operations of the Parent Company on a stand-alone basis.
BALANCE SHEETS
(In millions)
(unaudited)

	September 30, 2015	December 31, 2014
ASSETS
CURRENT ASSETS	$99	$17
PLANT, PROPERTY AND EQUIPMENT	15	—
ADVANCES TO AND INVESTMENTS IN UNCONSOLIDATED AFFILIATES	5,760	5,390
INTANGIBLE ASSETS, net	7	10
GOODWILL	9	9
OTHER NON-CURRENT ASSETS, net	51	46
Total assets	$5,941	$5,472
LIABILITIES AND PARTNERS’ CAPITAL
CURRENT LIABILITIES	$222	$72
LONG-TERM DEBT, less current maturities	6,439	4,680
NOTE PAYABLE TO AFFILIATE	184	54
OTHER NON-CURRENT LIABILITIES	2	2
COMMITMENTS AND CONTINGENCIES
PARTNERS’ CAPITAL:
General Partner	(2)	(1)
Limited Partners:
Common Unitholders	(925)	648
Class D Units	21	22
Accumulated other comprehensive loss	—	(5)
Total partners’ capital	(906)	664
Total liabilities and partners’ capital	$5,941	$5,472

STATEMENTS OF OPERATIONS
(In millions)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	$(24)	$(20)	$(81)	$(83)
OTHER INCOME (EXPENSE):
Interest expense, net of interest capitalized	(81)	(57)	(214)	(147)
Equity in earnings of unconsolidated affiliates	403	269	1,174	756
Other, net	(4)	(2)	(3)	(4)
INCOME BEFORE INCOME TAXES	294	190	876	522
Income tax benefit	1	2	1	2
NET INCOME	293	188	875	520
GENERAL PARTNER’S INTEREST IN NET INCOME	1	—	2	1
CLASS D UNITHOLDER’S INTEREST IN NET INCOME	1	—	2	1
LIMITED PARTNERS’ INTEREST IN NET INCOME	$291	$188	$871	$518